AMENDMENT TO THE
BELLSOUTH EMPLOYEE STOCK INVESTMENT PLAN

	This Amendment is made to the BellSouth
Employee Stock Investment Plan (the "Plan"), which was adopted effective April 1, 1996.
Pursuant to Section 7.04 of the Plan, the BellSouth Savings Plan Committee hereby amends the Plan, effective April 1, 1998, as follows:

                     1.

Amend Section 2.01 of the Plan by replacing the definition of "Participant" with the following:

"Participant" means any Eligible
Employee who has elected to have payroll deductions credited to his Contribution Account during a Contribution Period pursuant to
Article III or any Eligible Employee or former
Eligible Employee who has amounts credited to his Contribution Account or share credited to his Stock Account.

                       2.
	Amend Section 5.02 by adding the following paragraph between the first and second paragraphs of said Section:

		If an Eligible Employee of BellSouth
receives a Signal Award (or an award that is a successor to the Signal Award) that is designated to be payable in Stock, the Plan Administrator shall credit the awarded number of shares of Stock to such Eligible Employee's Stock Account as of the date the Purchasing Agent purchases such Stock at the direction of the Plan
Administrator. Stock purchased pursuant to the prior sentence shall not be counted for purposes of clause (a) in the preceding paragraph.
                         3.
	Amend Section 5.03 by replacing paragraph
5.03(a) with the following:

(a)  Subject to the terms of this Section
5.03, and in accordance with
procedures established by the Plan Administrator, a Participant may elect to receive a distribution of some or all of the shares credited to his Stock Account at any time, and the Plan Administrator shall process such request for the distribution to occur in the month following the month in which it receives such election. A
Participant may not elect to receive a
distribution of (x) shares purchased with matching contributions until the first day of the second calendar year after such matching contributions were credited to his Contribution Account, (y) shares purchased pursuant to the second paragraph of Section
5.02 until such shares have been credited to his Contribution Account for at least one year, or (z) less than 20 shares, of Stock.

                    4.

Amend  Section	5.03 by replacing the last
sentence of subparagraph 5.03(b)(ii) with the following:

	If  the Participant has 20 or more
shares of Stock credited  to  his  Stock
Account when he terminates employment with BellSouth and its Affiliates or when the Plan is terminated, the Participant may elect, in accordance with procedures established by the Plan Administrator,
(X) to receive cash equal to the value of the shares credited to his Stock Account,
(Y)  to receive  a distribution of the
shares credited  to  his Stock  Account, or
(Z) to have the shares credited to his Stock Account transferred to the BellSouth
Direct Stock Purchase and Dividend
Reinvestment Plan.

                  5.

Amend Section 7.02 by adding the following sentence after the first sentence thereof.

	A Participant's beneficiary or
beneficiaries shall have the same distribution options as those provided to terminated
Participants in paragraph 5.03(b).

APPROVED this 5th day of May, 1998.
BELLSOUTH SAVINGS PLAN COMMITTEE:
/s/ Richard D. Sibbernsen

Richard D. Sibbernsen
Vice President-Human Resources,
Chairman